ION Earnings Call – Q2 2016 Earnings Call Presentation August 4, 2016

Corporate Participants and Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact DENNARD–LASCAR Associates at 713 529 6600. If you would like to view a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website at www.iongeo.com for approximately 12 months. BRIAN HANSON President and Chief Executive Officer STEVE BATE Executive Vice President and Chief Financial Officer 2

Forward-Looking Statements The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission. 3

Revenues $M 4 • Revenues of $36M Q2-16: • down 2% compared to Q2-15 • up 60% sequentially to Q1-16 • Q2-16 adjusted net loss of $(21)M compared to $(45)M in Q2-15 • 1H-16 adjusted loss of $(56)M compared to $(96)M in 1H-15 • Excluding financing activities, consumed $17M of cash in Q2-16 versus $26M in Q2-15 • Expect to generate moderate level of cash flows in 2H-16 ION Q2-16 Financial Highlights (4.07) (1.85) $(5.00) $(4.00) $(3.00) $(2.00) $(1.00) $- Q2 Adjusted EPS Q2-15 Q2-16 (45) (21) $(50) $(40) $(30) $(20) $(10) $- Q2 Adjusted Net Loss Q2-15 Q2-16 (26) (17) $(30) $(20) $(10) $- Q2 Cash Consumption $M (Excluding Financing) Q2-15 Q2-16 37 23 36 $- $10 $20 $30 $40 Q2-15 Q1-16 Q2-16

ION Q2-16 Highlights

Overall

- Strong Q3 client commitments – over $60M Q3-16 committed revenues (exceeds 1H-16 total revenues)
- General industry consensus down cycle has hit bottom – early signs of recovery
- Seeing increasing client value for data

Software Segment

- Solidified ION's position as leader in 4D project optimization
- ION awarded all five 4D optimization jobs in Norwegian Continental Shelf, UK Continental Shelf and Danish sector
- Marlin gaining traction – deployed in 17 locations

Solutions Segment

- License rounds represent opportunity for ION's multi-client, imaging and advisory services
- Slight resurgence of interest in NA land
- Dedicated imaging services capacity to large 3D reprocessing projects in GoM

Ocean Bottom Segment

- Uptick in project awards
- OceanGeo survey offshore Nigeria underway
- Solid production and data quality
- Working on additional tenders for work in the region

5

(4.07) (1.85) $(5.00) $(4.00) $(3.00) $(2.00) $(1.00) $- Adjusted EPS Q2-15 6 ION Financial Overview Q2-16 Summary $- $10 $20 $30 $40 Q2-15 Q2-16 Software Systems Solutions Revenue $M • Revenues down 2% vs Q2-15 • Solutions down 17% • Software down 34% • Systems down 14% • Ocean Bottom $6M in revenues • Revenues up 60% vs Q1-16 • Loss from operations of $(15)M compared to $(39)M in Q2-15 • Margin improvement driven by positive impact of cost savings initiatives • Adjusted EPS of $(1.85) compared to $(4.07) in Q2-15 • Adjusted EBITDA of $(3)M compared to $(29)M in Q2-15 Ocean Bottom Q2-16 $(39) $(15) $(50) $(40) $(30) $(20) $(10) $- Q2-16 Adjusted Operating Loss $M Q2-15 $(29) $(3) $(30) $(25) $(20) $(15) $(10) $(5) $- Q2-15 Q2-16 Adjusted EBITDA $M

ION Financial Overview

Cash Flow $M

	Q2-15	Q2-16	1H-15	1H-16
Net income (loss)	$ 55.8	$ (25.3)	$ 0.3	$ (60.3)
Non-cash adjustments	(88.8)	16.2	(75.5)	29.8
Working capital	17.2	(5.8)	52.7	18.2
Cash from operations	**(15.8)**	**(14.8)**	**(22.5)**	**(12.3)**
Multi-client investment	(4.5)	(2.3)	(13.6)	(8.6)
PP&E capital expenditures	(5.2)	(0.1)	(17.2)	(0.3)
Other investing activities	-	-	0.3	-
Net cash from investing activities	**(9.7)**	**(2.4)**	**(30.6)**	**(9.0)**
Payment to repurchase bonds	-	(15.0)	-	(15.0)
Costs associated with issuance of debt	-	(4.9)	-	(6.2)
Repurchase of common stock	-	-	-	(1.0)
Borrowings under revolving credit facility	-	15.0	-	15.0
Other financing activities	(1.5)	(2.6)	(3.5)	(4.8)
Net cash from financing activities	**(1.5)**	**(7.4)**	**(3.5)**	**(11.9)**
Effect of change on f/x	(0.4)	0.4	-	0.7
Net Change in Cash	**(27.3)**	**(24.2)**	**(56.5)**	**(32.5)**
Cash & cash equiv. (beg. of period)	144.4	76.7	173.6	84.9
Cash & cash equiv. (end of period)	**$ 117.1**	**$ 52.4**	**$ 117.1**	**$ 52.4**

- Consumed cash before financing activities of $17M, compared to $26M Q2-15
- Total liquidity of $64M at June 2016
  - $52M of cash, including $15M of revolver borrowings
  - $12M additional availability on revolver
- Cash balances as expected given slow start to the year
- Revolving credit availability to increase with expected revenues increase in 2H-16

7

ion

Summary  Expect continued sequential improvement in 2H-16 – Completion of OBS Nigeria survey in Q3 – Repair & replacement and software recurring revenue streams – Industry-funded new venture programs in southern GoM – Traditional year-end spending on data library programs  Strong Q3 commitments  Expect to generate net cash flows in second half of 2016  Expect positive working capital second half of 2016, providing liquidity into 2017 and restoring borrowing base of revolver 8

New Financial Reporting Segments

Starting Q3-16

FRONTIER EXPLORATION	EXPLORATION	APPRAISAL & DEVELOPMENT	PRODUCTION

E&P Operations Optimization

OPTIMIZATION SOFTWARE AND SERVICES

ION software and services for design, execution and optimization of complex operations across a wide range of maritime activities

SEISMIC DATA ACQUISITION DEVICES

Streamer positioning and control systems for offshore seismic data acquisition

E&P Technology & Services

MULTI-CLIENT PROGRAMS / DATA LIBRARY

2D and 3D multi-client and proprietary programs. Global BasinSPAN™ library of ~500,000 km of basin-wide, deep, geologically-driven 2D multi-client seismic data

IMAGING SERVICES

One of the most technologically advanced seismic data processing & imaging teams in the industry

E&P ADVISORS

Extensive global experience to deliver full-value-chain commercial and technical solutions to the oil & gas industry worldwide

Ocean Bottom Services

FULL-SCOPE OBS SERVICES

Survey planning & design, data acquisition through OceanGeo, and imaging and interpretation deliver superior OBS data to help oil & gas companies gain insights for reservoir development decisions

9

10 Q&A